UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 16, 2017

SWEEGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-190547	80-0910515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30321 Esperanza Avenue Rancho Santa Margarita, California	92688
(Address of principal executive offices)	(Zip Code)

(949) 709-0583

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act.

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.Entry into a Material Definitive Agreement.

Sweetener Business Separation Binding Term Sheet

On August 16, 2017, SweeGen, Inc. (the “Company”) entered into a Stevia Sweetener Business Separation Binding Term Sheet (the “Term Sheet”) with Phyto Tech Corp. d/b/a Blue California (“Blue California”), a corporation majority owned by Steven Chen, the Company’s President, director and majority shareholder.

Pursuant to the Term Sheet, the parties agreed to certain transfers and licenses to consolidate substantially all Rebaudioside A (“Reb A”), Rebaudioside M (“Reb M”) and potentially Rebaudioside D (“Reb D”) related tangible and intangible assets and manufacturing resources in SweeGen. Specifically, the Term Sheet provides as follows:

•The Company shall purchase from Blue California certain assets related to the Reb A business in exchange for a purchase price equal to their fair value, which shall be based upon a valuation performed by an independent third-party valuation firm mutually selected by the parties and set forth in the Closing Documents (as defined below).

•Blue California shall grant to the Company a non-exclusive, worldwide, perpetual, royalty-free, transferable, sublicensable license to use the Reb A and Reb M regulatory approvals and independent verifications to promote, market, sell (inclusive of importing and exporting), distribute and support Steviol glycosides based products (the “Stevia Products”), retroactive to the first commercial sale of Stevia Products covered by such regulatory approvals and independent verifications. The Company will reimburse Blue California for a reasonable portion (to be based upon a valuation performed by an independent third-party valuation firm mutually selected by the parties and set forth in the Closing Documents) of its fair investment in such regulatory approvals and independent verifications.

•Blue California shall grant to the Company an exclusive, worldwide, perpetual, transferable, sublicensable license to use the “Bestevia” (for Reb M), “Good & Sweet” (for Reb A) and “SweeGen” trademarks and related copyrights. The Company will reimburse Blue California for a reasonable amount (to be mutually agreed upon by the parties and set forth in the Closing Documents) of its fair investment in such marks and copyrights as well as a royalty, commencing with the first commercial sale of Stevia Products, equal to a percentage (to be based upon a valuation performed by an independent third-party valuation firm mutually selected by the parties and set forth in the Closing Documents) of net sales, subject to a cap to be mutually agreed upon by the parties and set forth in the Closing Documents.

Pending closing, the Company has the right to use in its business the assets to be purchased and to use the regulatory approvals, independent verifications and intellectual property to be licensed consistent with the contemplated licenses. The purchase price for the assets and reimbursement amounts described above may be paid in cash and/or by a promissory note.

The Company and Blue California intend to enter into one or more additional agreements to more fully set forth the terms and conditions of the transactions (the “Closing Documents”), which will supersede the Term Sheet, but intend that the Term Sheet be binding. The Closing Documents shall contain such terms and conditions as the parties may mutually agree, including standard representations, warranties and covenants.

All pricing in the Closing Documents shall be based upon a valuation performed by an independent third-party valuation firm mutually selected by the parties, and the valuation firm shall determine the outcome of any pricing disputes not resolved by the 65th day following the date of the Term Sheet. In the event of any other dispute that is not resolved by the parties prior to the 75th day following the date of the Term Sheet, the Term Sheet shall automatically terminate, and the parties shall use commercially reasonable efforts to unwind the transactions.

The Company agrees to include in the Closing Documents a grant to its affiliate manufacturer in Asia (the “Manufacturer”) of a non-exclusive, non-transferable and non-sublicensable sub-license to use all the existing know-how, patent registrations, patent applications and other proprietary technologies for the purpose of manufacturing of the Stevia Products in the territory of such Manufacturer’s domicile of entity organization only for sale to the Company or the Company’s designated customers.

The Closing Documents shall provide that the closing shall occur on the 75th day following the date of the Term Sheet or such earlier date as the parties may mutually agree.

The Term Sheet is filed as Exhibit 10.1 hereto. The summary of the terms of the Term Sheet is qualified in its entirety by reference to such exhibit.

First Amendment to Inter-Company Patent License Agreement

On November 28, 2016, the Company entered into an Inter-Company Patent License Agreement (the “License Agreement”) with Conagen Inc. (“Conagen”), a corporation majority owned by Steven Chen, the Company’s President, director and majority shareholder. Under the License Agreement, Conagen granted to the Company an exclusive, perpetual and sub-licensable license to use its know-how, technology and intellectual property relating to the development, production, distribution and commercialization of compounds, substances, products and services related to the stevia plant for use in food and beverage flavoring.

On August 16, 2017, the Company and Conagen entered into a First Amendment to Inter-Company Patent License Agreement (the “Amendment”). The Amendment expands the field of use from flavoring for foods and beverages to use as flavors or sweeteners in food and beverages. The Amendment also altered the royalty structure, eliminating the annual $2,000,000 minimum royalty requirement and adding an annual $15,000,000 maximum royalty limitation. The royalty calculation also changed from a tiered system of royalty percentages that decline annually to a flat 5% royalty on net sales. Royalty payments were also revised from semi-annual payments due within 60 days of the end of each royalty period to annual payments based upon the Company’s fiscal year due within 90 days of the end of each royalty period.

The Amendment is filed as Exhibit 10.2 hereto. The License Agreement was previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed on February 14, 2017 and is incorporated by reference as Exhibit 10.3. The summaries of the terms of the foregoing documents are qualified in their entireties by reference to such exhibits.

Item 9.01Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Stevia Sweetener Business Separation Binding Term Sheet dated August 16, 2017 between the Company and Phyto Tech Corp. d/b/a Blue California.
10.2	First Amendment to Inter-Company Patent License Agreement dated August 16, 2017 between the Company and Conagen Inc.
10.3

Inter-Company Patent License Agreement dated November 28, 2016 between the Company and Conagen Inc. (filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q filed February 14, 2017 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:August 16, 2017

SWEEGEN, INC. (Registrant)

By:	/s/ Steven Chen
Name:	Steven Chen
Title:	Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director